The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated August 12, 2025
August , 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least
Performing of the VanEck® Gold Miners ETF, the iShares®
Silver Trust and the SPDR® Gold Trust due August 16, 2027
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing price of one share of each of the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust, which we refer to as the Funds, is greater than or equal to 75.00% of its Strike Value, which we refer to as an
Interest Barrier.
• The notes will be automatically called if the closing price of one share of each Fund on any Review Date (other than the first through fifth and final Review Dates) is greater than or equal to its Strike Value.
• The earliest date on which an automatic call may be initiated is February 11, 2026.
• Investors should be willing to accept the risk of losing some or all of their principal and the risk that no Contingent Interest
Payment may be made with respect to some or all Review Dates.
• Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Funds. Payments on the notes are linked to the performance of each of the Funds individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about August 12, 2025 (the “Pricing Date”) and are expected to settle on or about
August 15, 2025. The Strike Value of each Fund has been determined by reference to the closing price of one share of that Fund on August 11, 2025 and not by reference to the closing price of one share of that Fund on the
Pricing Date.
• CUSIP: 48136GLV0
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-6 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
—
$1,000
Total
$
—
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) All sales of the notes will be made to certain fee-based advisory accounts for which an affiliated or unaffiliated broker-dealer is an investment adviser. These broker-dealers will forgo any commissions related to these sales. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $985.40 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $960.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Funds: The VanEck® Gold Miners ETF (Bloomberg ticker:
GDX), the iShares® Silver Trust (Bloomberg ticker: SLV) and
the SPDR® Gold Trust (Bloomberg ticker: GLD)
Contingent Interest Payments: If the notes have not been
automatically called and the closing price of one share of each
Fund on any Review Date is greater than or equal to its Interest
Barrier, you will receive on the applicable Interest Payment
Date for each $1,000 principal amount note a Contingent
Interest Payment equal to at least $10.00 (equivalent to a
Contingent Interest Rate of at least 12.00% per annum, payable at a rate of at least 1.00% per month) (to be provided in the pricing supplement).
If the closing price of one share of any Fund on any Review
Date is less than its Interest Barrier, no Contingent Interest
Payment will be made with respect to that Review Date.
Contingent Interest Rate: At least 12.00% per annum, payable at a rate of at least 1.00% per month (to be provided in the pricing supplement)
Interest Barrier / Buffer Threshold: With respect to each
Fund, 75.00% of its Strike Value, which is $43.2675 for the
VanEck® Gold Miners ETF, $25.635 for the iShares® Silver
Trust and $231.4125 for the SPDR® Gold Trust
Buffer Amount: 25.00%
Downside Leverage Factor: An amount equal to 1 / (1 – Buffer
Amount), which is 1.33333
Strike Date: August 11, 2025
Pricing Date: On or about August 12, 2025
Original Issue Date (Settlement Date): On or about August
15, 2025
Review Dates*: September 11, 2025, October 13, 2025,
November 11, 2025, December 11, 2025, January 12, 2026,
February 11, 2026, March 11, 2026, April 13, 2026, May 11,
2026, June 11, 2026, July 13, 2026, August 11, 2026,
September 11, 2026, October 12, 2026, November 11, 2026,
December 11, 2026, January 11, 2027, February 11, 2027,
March 11, 2027, April 12, 2027, May 11, 2027, June 11, 2027,
July 12, 2027 and August 11, 2027 (final Review Date)
Interest Payment Dates*: September 16, 2025, October 16,
2025, November 14, 2025, December 16, 2025, January 15,
2026, February 17, 2026, March 16, 2026, April 16, 2026, May
14, 2026, June 16, 2026, July 16, 2026, August 14, 2026,
September 16, 2026, October 15, 2026, November 16, 2026,
December 16, 2026, January 14, 2027, February 17, 2027,
March 16, 2027, April 15, 2027, May 14, 2027, June 16, 2027,
July 15, 2027 and the Maturity Date
Maturity Date*: August 16, 2027
Call Settlement Date*: If the notes are automatically called on any Review Date (other than the first through fifth and final
Review Dates), the first Interest Payment Date immediately
following that Review Date
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings”
and “General Terms of Notes — Postponement of a Payment Date”
in the accompanying product supplement
Automatic Call:
If the closing price of one share of each Fund on any Review
Date (other than the first through fifth and final Review Dates) is greater than or equal to its Strike Value, the notes will be automatically called for a cash payment, for each $1,000
principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to that Review Date,
payable on the applicable Call Settlement Date. No further
payments will be made on the notes.
Payment at Maturity:
If the notes have not been automatically called and the Final
Value of each Fund is greater than or equal to its Buffer
Threshold, you will receive a cash payment at maturity, for each
$1,000 principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to the final Review
Date.
If the notes have not been automatically called and the Final
Value of any Fund is less than its Buffer Threshold, your
payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 × (Least Performing Fund Return + Buffer
Amount) × Downside Leverage Factor]
If the notes have not been automatically called and the Final
Value of any Fund is less than its Buffer Threshold, you will lose some or all of your principal amount at maturity.
Least Performing Fund: The Fund with the Least Performing
Fund Return
Least Performing Fund Return: The lowest of the Fund
Returns of the Funds
Fund Return:
With respect to each Fund,
(Final Value – Strike Value)
Strike Value
Strike Value: With respect to each Fund, the closing price of one share of that Fund on the Strike Date, which was $57.69 for the VanEck® Gold Miners ETF, $34.18 for the iShares® Silver
Trust and $308.55 for the SPDR® Gold Trust. The Strike Value
of each Fund is not the closing price of one share of that
Fund on the Pricing Date.
Final Value: With respect to each Fund, the closing price of one share of that Fund on the final Review Date
Share Adjustment Factor: With respect to each Fund, the
Share Adjustment Factor is referenced in determining the
closing price of one share of that Fund and is set equal to 1.0 on the Strike Date. The Share Adjustment Factor of each Fund is subject to adjustment upon the occurrence of certain events affecting that Fund. See “The Underlyings — Funds — Anti-
Dilution Adjustments” in the accompanying product supplement for further information.

PS-2 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
Supplemental Terms of the Notes
The notes are not commodity futures contracts or swaps and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the
Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures
Trading Commission.
Any values of the Funds, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payments in Connection with the First through Fifth Review Dates
The closing price of one share of each Fund is
greater than or equal to its Interest Barrier.
The closing price of one share of any Fund is less
than its Interest Barrier.
First through Fifth Review Dates
Compare the closing price of one share of each Fund to its Interest Barrier on each Review Date.
You will receive a Contingent Interest Payment on the
applicable Interest Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will be made with respect to
the applicable Review Date.
Proceed to the next Review Date.

PS-3 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
Payments in Connection with Review Dates (Other than the First through Fifth and Final Review Dates)
Payment at Maturity If the Notes Have Not Been Automatically Called
The notes will be automatically called on the applicable Call Settlement Date and you will receive (a) $1,000 plus (b) the Contingent Interest Payment applicable to that Review Date.
No further payments will be made on the notes.
Review Dates (Other than the First through Fifth and Final Review Dates)
Automatic Call
The closing price of one
share of each Fund is
greater than or equal to
its Strike Value.
The closing price of one
share of any Fund is
less than its Strike
Value.
Strike
Value
You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date.
Proceed to the next Review Date.
The closing price of one
share of each Fund is
greater than or equal to
its Interest Barrier.
No
Automatic
Call No Contingent Interest Payment will
be made with respect to the
applicable Review Date.
Proceed to the next Review Date.
The closing price of one
share of any Fund is less
than its Interest Barrier.
Compare the closing price of one share of each Fund to its Strike Value and its Interest Barrier on each Review Date until the final Review Date or any earlier automatic call.
Review Dates Preceding the
Final Review Date
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment
applicable to the final Review Date.
The notes are not
automatically called.
Proceed to maturity.
Final Review Date Payment at Maturity
The Final Value of each Fund is greater than or
equal to its Buffer Threshold.
You will receive:
$1,000 + [$1,000 ×(Least Performing
Fund Return + Buffer Amount) ×
Downside Leverage Factor]
Under these circumstances, you will
lose some or all of your principal
amount at maturity.
The Final Value of any Fund is less than its
Buffer Threshold.

PS-4 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on a hypothetical Contingent Interest Rate of 12.00% per annum, depending on how many Contingent Interest Payments are made prior to automatic call or maturity. The actual Contingent Interest Rate will be provided in the pricing supplement and will be at least 12.00% per annum (payable at a rate of at least 1.00% per month).
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
24
$240.00
23
$230.00
22
$220.00
21
$210.00
20
$200.00
19
$190.00
18
$180.00
17
$170.00
16
$160.00
15
$150.00
14
$140.00
13
$130.00
12
$120.00
11
$110.00
10
$100.00
9
$90.00
8
$80.00
7
$70.00
6
$60.00
5
$50.00
4
$40.00
3
$30.00
2
$20.00
1
$10.00
0
$0.00
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to three hypothetical Funds, assuming a range of performances for the hypothetical Least Performing Fund on the Review Dates. Solely for purposes of this section, the Least Performing Fund with respect to each Review Date is the least performing of the Funds determined based on the closing price of one share of each
Fund on that Review Date compared with its Strike Value.
The hypothetical payments set forth below assume the following:
• a Strike Value for each Fund of $100.00;
• an Interest Barrier and a Buffer Threshold for each Fund of $75.00 (equal to 75.00% of its hypothetical Strike Value);
• a Buffer Amount of 25.00%;
• a Downside Leverage Factor of 1.33333; and
• a Contingent Interest Rate of 12.00% per annum.
The hypothetical Strike Value of each Fund of $100.00 has been chosen for illustrative purposes only and does not represent the actual
Strike Value of any Fund. The actual Strike Value of each Fund is the closing price of one share of that Fund on the Strike Date and is specified under “Key Terms — Strike Value” in this pricing supplement. For historical data regarding the actual closing prices of one share of each Fund, please see the historical information set forth under “The Funds” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.

PS-5 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
Example 1 — Notes are automatically called on the sixth Review Date.
Date
Closing Price of One Share
of Least Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$105.00
$10.00
Second Review Date
$110.00
$10.00
Third through Fifth Review
Dates
Greater than Strike Value
$10.00
Sixth Review Date
$115.00
$1,010.00
Total Payment
$1,060.00 (6.00% return)
Because the closing price of one share of each Fund on the sixth Review Date is greater than or equal to its Strike Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,010.00 (or $1,000 plus the Contingent Interest
Payment applicable to the sixth Review Date), payable on the applicable Call Settlement Date. The notes are not automatically callable before the sixth Review Date, even though the closing price of one share of each Fund on each of the first through fifth Review Dates is greater than its Strike Value. When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,060.00. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called and the Final Value of the Least Performing Fund is greater than or equal to its Buffer Threshold.
Date
Closing Price of One Share
of Least Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$95.00
$10.00
Second Review Date
$85.00
$10.00
Third through Twenty-Third
Review Dates
Less than Interest Barrier
$0
Final Review Date
$90.00
$1,010.00
Total Payment
$1,030.00 (3.00% return)
Because the notes have not been automatically called and the Final Value of the Least Performing Fund is greater than or equal to its
Buffer Threshold, the payment at maturity, for each $1,000 principal amount note, will be $1,010.00 (or $1,000 plus the Contingent
Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,030.00.
Example 3 — Notes have NOT been automatically called and the Final Value of the Least Performing Fund is less than its
Buffer Threshold.
Date
Closing Price of One Share of
Least Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$40.00
$0
Second Review Date
$45.00
$0
Third through Twenty-
Third Review Dates
Less than Interest Barrier
$0
Final Review Date
$40.00
$533.3345
Total Payment
$533.3345 (-46.66655% return)
Because the notes have not been automatically called, the Final Value of the Least Performing Fund is less than its Buffer Threshold and the Least Performing Fund Return is -60.00%, the payment at maturity will be $533.3345 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00% + 25.00%) × 1.33333] = $533.3345
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-6 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value of any
Fund is less than its Buffer Threshold, you will lose 1.33333% of the principal amount of your notes for every 1% that the Final
Value of the Least Performing Fund is less than its Strike Value by more than 25.00%. Accordingly, under these circumstances, you will lose some or all of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to a Review Date only if the closing price of one share of each Fund on that Review Date is greater than or equal to its Interest Barrier. If the closing price of one share of any Fund on that Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date. Accordingly, if the closing price of one share of any Fund on each Review Date is less than its
Interest Barrier, you will not receive any interest payments over the term of the notes.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of any Fund, which may be significant. You will not participate in any appreciation of any Fund.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE PRICE OF ONE SHARE OF EACH FUND —
Payments on the notes are not linked to a basket composed of the Funds and are contingent upon the performance of each individual Fund. Poor performance by any of the Funds over the term of the notes may result in the notes not being automatically called on a Review Date, may negatively affect whether you will receive a Contingent Interest Payment on any Interest Payment
Date and your payment at maturity and will not be offset or mitigated by positive performance by any other Fund.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING FUND.
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately six months and you will not receive any Contingent Interest Payments after the applicable Interest Payment Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.

PS-7 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
• YOU WILL NOT RECEIVE DIVIDENDS ON THE VANECK® GOLD MINERS ETF OR THE SECURITIES HELD BY THE
VANECK® GOLD MINERS ETF OR HAVE ANY RIGHTS WITH RESPECT TO ANY FUND OR THE SECURITIES OR
COMMODITIES HELD BY ANY FUND.
• THE RISK OF THE CLOSING PRICE OF ONE SHARE OF A FUND FALLING BELOW ITS INTEREST BARRIER OR BUFFER
THRESHOLD IS GREATER IF THE PRICE OF ONE SHARE OF THAT FUND IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to buy the notes.
You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Contingent Interest Rate.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
In addition, the benchmark price of each of the iShares® Silver Trust’s and the SPDR® Gold Trust’s Underlying Commodity (as
defined under “The Funds” below) is administered by the London Bullion Market Association (“LBMA”) or an independent service provider appointed by the LBMA, and we are, or one of our affiliates is, a price participant that contributes to the determination of that price. Furthermore, our affiliate is the custodian of the iShares® Silver Trust and the SPDR® Gold Trust. We and our affiliates will have no obligation to consider your interests as a holder of the notes in taking any actions in connection with our roles as a price participant and a custodian that might affect the iShares® Silver Trust, the SPDR® Gold Trust or the notes.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.

PS-8 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the
Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the projected hedging profits, if any, estimated hedging costs and the prices of one share of the Funds. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks
Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Funds
• THERE ARE RISKS ASSOCIATED WITH THE VANECK® GOLD MINERS ETF —
The VanEck® Gold Miners ETF is subject to management risk, which is the risk that the investment strategies of the VanEck® Gold
Miners ETF’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the shares of the VanEck® Gold Miners ETF and, consequently, the value of the notes.
• THE PERFORMANCE AND MARKET VALUE OF EACH FUND, PARTICULARLY DURING PERIODS OF MARKET
VOLATILITY, MAY NOT CORRELATE WITH THE PERFORMANCE OF THAT FUND’S UNDERLYING INDEX OR
UNDERLYING COMMODITY, AS APPLICABLE, AS WELL AS THE NET ASSET VALUE PER SHARE —
The VanEck® Gold Miners ETF does not fully replicate its Underlying Index (as defined under “The Funds” below) and may hold securities different from those included in its Underlying Index. In addition, the performance of the VanEck® Gold Miners ETF will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. All of these factors may lead to a lack of correlation between the performance of the VanEck® Gold Miners ETF and its Underlying Index. In addition, corporate actions with respect to the equity securities underlying the VanEck® Gold Miners ETF (such as mergers and spin-offs)
may impact the variance between the performances of the VanEck® Gold Miners ETF and its Underlying Index. Finally, because the shares of the VanEck® Gold Miners ETF are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the VanEck® Gold Miners ETF may differ from the net asset value per share of the
VanEck® Gold Miners ETF.
In addition, each of the iShares® Silver Trust and the SPDR® Gold Trust (each, a “Commodity Fund” and collectively, the
“Commodity Funds”) does not fully replicate the performance of its Underlying Commodity due to the fees and expenses charged by the Commodity Funds or by restrictions on access to the relevant Underlying Commodity due to other circumstances. Each
Commodity Fund does not generate any income, and as each Commodity Fund regularly sells its Underlying Commodity to pay for ongoing expenses, the amount of its Underlying Commodity represented by each share gradually declines over time. Each
Commodity Fund sells its Underlying Commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its Underlying Commodity. The sale by a Commodity Fund of its
Underlying Commodity to pay expenses at a time of low prices for its Underlying Commodity could adversely affect the value of the notes. Additionally, there is a risk that part or all of a Commodity Fund’s holdings in its Underlying Commodity could be lost,

PS-9 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
damaged or stolen. Access to a Commodity Fund’s Underlying Commodity could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of each Commodity Fund and its Underlying Commodity. In addition, because the shares of each Commodity Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each
Commodity Fund may differ from the net asset value per share of that Commodity Fund.
During periods of market volatility, securities underlying the VanEck® Gold Miners ETF or the Underlying Commodity of each
Commodity Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of a Fund and the liquidity of a Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its Underlying Index or
Underlying Commodity, as applicable, as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.
• RISKS ASSOCIATED WITH THE GOLD AND SILVER MINING INDUSTRIES WITH RESPECT TO THE VANECK® GOLD
MINERS ETF —
All or substantially all of the equity securities held by the VanEck® Gold Miners ETF are issued by companies whose primary line of business is directly associated with the gold and/or silver mining industries. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, but may also be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold and silver may fluctuate substantially over short periods of time, so the VanEck® Gold Miners
ETF’s share price may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation, changes in currency exchange rates and changes in industrial and commercial demand for metals (including fabricator demand). Additionally, increased environmental or labor costs may depress the value of metal investments. These factors could affect the gold and silver mining industries and could affect the value of the equity securities held by the VanEck® Gold Miners ETF and the price of the VanEck® Gold Miners ETF during the term of the notes, which may adversely affect the value of your notes.
• NON-U.S. SECURITIES RISK WITH RESPECT TO THE VANECK® GOLD MINERS ETF —
Some of the equity securities held by the VanEck® Gold Miners ETF have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.
• THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK WITH RESPECT TO THE VANECK® GOLD MINERS ETF —
Because the prices of the non-U.S. equity securities held by the VanEck® Gold Miners ETF are converted into U.S. dollars for purposes of calculating the net asset value of the VanEck® Gold Miners ETF, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities held by the VanEck® Gold Miners
ETF trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of equity securities held by the VanEck® Gold Miners ETF denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the price of the VanEck® Gold
Miners ETF will be adversely affected and any payment on the notes may be reduced.

PS-10 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
• THE VANECK® GOLD MINERS ETF HAS RECENTLY ANNOUNCED A PENDING TRANSITION TO TRACKING A NEW
UNDERLYING INDEX, WHICH DIFFERS FROM THE CURRENT UNDERLYING INDEX IN IMPORTANT WAYS —
The VanEck® Gold Miners ETF currently seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index. VanEck® ETF Trust has recently announced that after market close on
September 19, 2025, the VanEck® Gold Miners ETF’s benchmark index will be the MarketVector Global Gold Miners Index instead.
The MarketVector Global Gold Miners Index differs from the NYSE Arca Gold Miners Index in important ways, including use of different market capitalization criteria for inclusion in the index and different weighting schemes, and the composition of the
VanEck® Gold Miners ETF is expected to change as a result of this transition. In connection with this change, the VanEck® Gold
Miners ETF may experience additional portfolio turnover, which may cause the VanEck® Gold Miners ETF to incur additional transaction costs and may result in higher taxes when VanEck® Gold Miners ETF shares are held in a taxable account by a
VanEck® Gold Miners ETF shareholder. During the period of the transition, the VanEck® Gold Miners ETF is likely to incur higher tracking error than is typical for the VanEck® Gold Miners ETF.
When evaluating the historical performance of the VanEck® Gold Miners ETF, you should bear in mind that the index tracked by the VanEck® Gold Miners ETF during the historical period shown in this pricing supplement is different from the index that the
VanEck® Gold Miners ETF is expected to track after market close on September 19, 2025. The historical performance of the
VanEck® Gold Miners ETF might have been meaningfully different (positive or negative) had the VanEck® Gold Miners ETF tracked the MarketVector Global Gold Miners Index during the historical period shown.
We cannot predict what effect these changes may have on the performance of the VanEck® Gold Miners ETF. It is possible that these changes could adversely affect the performance of the VanEck® Gold Miners ETF and, in turn, your return on the notes.
• THE COMMODITY FUNDS ARE NOT INVESTMENT COMPANIES OR COMMODITY POOLS AND WILL NOT BE SUBJECT TO
REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, OR THE COMMODITY EXCHANGE ACT
—
Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.
• THE NOTES ARE SUBJECT TO RISKS ASSOCIATED WITH SILVER WITH RESPECT TO THE iSHARES® SILVER TRUST —
The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, increases in silver hedging activity by silver producers, significant changes in attitude by speculators and investors in silver, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.
• THE NOTES ARE SUBJECT TO RISKS ASSOCIATED WITH GOLD WITH RESPECT TO THE SPDR® GOLD TRUST —
The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the expenses of the SPDR® Gold Trust’s operations. The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors, such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors, such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.

PS-11 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
• THERE ARE RISKS RELATING TO COMMODITIES TRADING ON THE LBMA WITH RESPECT TO THE COMMODITY FUNDS
—
The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities and the investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the expenses of SPDR® Gold Trust’s operations. The prices of gold and silver are determined by the LBMA or an independent service provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of the LBMA gold and silver prices as a global benchmark for the values of gold and silver may be adversely affected. The LBMA is a principals’ market, which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA gold and silver prices, which could adversely affect the value of the notes. The LBMA, or an independent service provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising the LBMA gold and silver prices.
• SINGLE COMMODITY PRICES TEND TO BE MORE VOLATILE THAN, AND MAY NOT CORRELATE WITH, THE PRICES OF
COMMODITIES GENERALLY —
Each Commodity Fund is linked to a single commodity and not to a diverse basket of commodities or a broad-based commodity index. Each Commodity Fund’s Underlying Commodity may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. As a result, the notes carry greater risk and may be more volatile than notes linked to the prices of more commodities or a broad-based commodity index.
• THE ANTI-DILUTION PROTECTION FOR THE FUNDS IS LIMITED —
The calculation agent will make adjustments to the Share Adjustment Factor for each Fund for certain events affecting the shares of that Fund. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Funds. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

PS-12 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
The Funds
The VanEck® Gold Miners ETF is an exchange-traded fund of the VanEck® ETF Trust, a registered investment company, that currently seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners
Index, which we refer to currently as the Underlying Index with respect to the VanEck® Gold Miners ETF. The NYSE Arca Gold Miners
Index is a modified market capitalization weighted index composed of publicly traded companies involved primarily in the mining of gold or silver. After market close on September 19, 2025, the MarketVector Global Gold Miners Index is expected to replace the NYSE Arca
Gold Miners Index as the Underlying Index with respect to the VanEck® Gold Miners ETF and the VanEck® Gold Miners ETF’s
investment objective will change as a result of this change in its Underlying Index. The MarketVector Global Gold Miners Index is a
float-adjusted modified market capitalization-weighted index that tracks the performance of companies involved primarily in the gold and silver mining industry. For additional information about the VanEck® Gold Miners ETF, see “Fund Descriptions — The VanEck® ETFs”
in the accompanying underlying supplement, as supplemented by the two immediately preceding sentences. Upon the effectiveness of this change of the VanEck® Gold Miners ETF’s Underlying Index, the information about the NYSE Arca Gold Miners Index in this pricing supplement and the accompanying underlying supplement will no longer be applicable to the VanEck® Gold Miners ETF.
The iShares® Silver Trust is an investment trust sponsored by iShares® Delaware Trust Sponsor LLC. The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The assets of the
iShares® Silver Trust consists primarily of silver held by a custodian on behalf of the iShares® Silver Trust. We refer to silver as the
Underlying Commodity with respect to the iShares® Silver Trust. For additional information about the iShares® Silver Trust, see “Fund
Descriptions — The iShares® Silver Trust” in the accompanying underlying supplement.
The SPDR® Gold Trust is an investment trust sponsored by World Gold Trust Services, LLC. The investment objective of the SPDR®
Gold Trust is for its shares to reflect the performance of the price of gold bullion, less the expenses of the SPDR® Gold Trust’s operations. The SPDR® Gold Trust holds gold bars. We refer to gold as the Underlying Commodity with respect to the SPDR® Gold
Trust. For additional information about the SPDR® Gold Trust, see “Fund Descriptions — The SPDR® Gold Trust” in the accompanying underlying supplement.
Historical Information
The following graphs set forth the historical performance of each Fund based on the weekly historical closing prices of one share of each Fund from January 3, 2020 through August 8, 2025. The closing price of one share of the VanEck® Gold Miners ETF on August
11, 2025 was $57.69. The closing price of one share of the iShares® Silver Trust on August 11, 2025 was $34.18. The closing price of one share of the SPDR® Gold Trust on August 11, 2025 was $308.55. We obtained the closing prices above and below from the
Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Funds, such as stock splits.
The historical closing prices of one share of each Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of any Fund on any Review Date. There can be no assurance that the performance of the Funds will result in the return of any of your principal amount or the payment of any interest.

PS-13 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.

PS-14 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control,

PS-15 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary
Market Prices of the Notes — The Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the
Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates.
See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value
of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-
Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Funds” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

PS-16 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the VanEck® Gold Miners ETF, the iShares® Silver Trust and the SPDR®
Gold Trust
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.